UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT

(DATE OF EARLIEST EVENT REPORTED)

May 13, 2021

FLUOR CORPORATION

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	001-16129	33-0927079
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NO.)	(IRS EMPLOYER IDENTIFICATION NO.)

6700 Las Colinas Blvd. Irving, Texas 75039

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(469) 398-7000

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Securities registered pursuant to 12(b) of the Act:
Title of Each Class	Trading Symbols	Name of Each Exchange on Which Registered
Common Stock, $.01 par value per share	FLR	New York Stock Exchange

Item 3.02	Unregistered Sales of Equity Securities

On May 13, 2021, Fluor Corporation (the “Company” or “Fluor”) offered and agreed to issue and sell 600,000 shares (the “Shares”) of a newly created series of convertible preferred stock, designated as Series A 6.50% Cumulative Perpetual Convertible Preferred Stock (the “Series A Preferred Stock”) to certain initial purchasers, which number of Shares includes the full exercise of the option to purchase 75,000 additional shares of Series A Preferred Stock granted by the Company to the initial purchasers.

The Company offered and sold the Shares to the initial purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and for resale by the initial purchasers to persons reasonably believed to be qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the initial purchasers in the purchase agreement for the Shares. The net proceeds to the Company, after deducting the initial purchasers’ discounts and commissions but before deducting other offering expenses were $582 million and the Shares were offered by the initial purchasers to persons reasonably believed to be qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act at a price of $1,000 per Share.

The shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), issuable upon conversion of the Shares, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. To the extent that any shares of Common Stock are issued upon conversion of the Shares, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof because no commission or other remuneration is expected to be paid in connection with conversion of the Shares and any resulting issuance of shares of Common Stock.

Item 3.03.	Material Modification to Rights of Security Holders.

See the description set out under “Item 5.03 - Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year,” which is incorporated by reference into this Item 3.03.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Series A Junior Participating Preferred Stock

On May 13, 2021, the Company filed with the office of the Secretary of State of the State of Delaware a Certificate of Elimination (the “Certificate of Elimination”), which, effective upon filing, eliminated from the Company’s Amended and Restated Certificate of Incorporation all matters set forth in the Company’s Certificate of Designation, Preferences, and Rights of Series A Junior Participating Preferred Stock of the Company (the “Series A Junior Participating Preferred Stock”), as filed with the Secretary of State of the State of Delaware on March 25, 2020. The 20,000,000 shares of preferred stock previously designated as Series A Junior Participating Preferred Stock were eliminated and returned to the status of authorized but unissued shares of preferred stock, without designation. The Company’s stockholders are not required to take any action as a result of the expiration of the Rights Agreement. No shares of the Series A Junior Participating Preferred Stock were issued and outstanding at the time of filing of the Certificate of Elimination.

The foregoing description of the Certificate of Elimination is a summary and is qualified by reference to the full text of the Certificate of Elimination, attached hereto as Exhibit 3.1 and incorporated herein by reference.

Series A 6.50% Cumulative Perpetual Convertible Preferred Stock

On May 18, 2021, the Company filed a Certificate of Designations, Preferences, and Rights (the “Series A Preferred Stock Certificate of Designations”) with the Secretary of State of Delaware to establish the preferences, limitations and relative rights of the Series A Preferred Stock, which became effective upon filing.

The Series A Preferred Stock does not have a maturity date. Cumulative cash dividends on the Series A Preferred Stock will be payable at a rate of 6.50% per annum, quarterly in arrears, on February 15, May 15, August 15 and November 15 of each year, commencing on August 15, 2021, when, as and if declared by the Company's board of directors. Dividends will accumulate from the most recent date on which dividends have been paid or, if no dividends have been paid, from the first date of original issuance of the Series A Preferred Stock.

Each share of Series A Preferred Stock has a liquidation preference of $1,000 per share, plus accumulated but unpaid dividends, and is convertible, at the holder's option at any time into 44.9585 shares of the Company's common stock per share of Series A Preferred Stock (equivalent to an initial conversion price of approximately $22.24 per share of the Company’s common stock, which represents a conversion premium of approximately 17.5% to the last reported sale price of Company’s common stock on The New York Stock Exchange on May 13, 2021). The conversion rate will be subject to certain customary adjustments, but no payment or adjustment for accumulated but unpaid dividends will be made upon conversion, subject to certain limited exceptions. The Series A Preferred Stock may not be redeemed by the Company; however, the Company may, at any time on or after May 20, 2022, elect to cause all outstanding shares of Series A Preferred Stock to be automatically converted into shares of the Company’s common stock at the conversion rate, subject to certain conditions (and, if such automatic conversion occurs prior May 20, 2024, the payment of a cash make-whole premium). If a “make-whole fundamental change” occurs, the Company will in certain circumstances be required to increase the conversion rate for a holder who elects to convert its shares of Series A Preferred Stock in connection with such make-whole fundamental change.

The above description of the Series A Preferred Stock Certificate of Designations is a summary and is qualified by reference to the full text of the Series A Preferred Stock Certificate of Designations, which is attached hereto as Exhibit 3.2 and incorporated herein by reference. A specimen certificate representing the Series A Preferred Stock is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Certificate of Elimination of Series A Junior Participating Preferred Stock of Fluor Corporation.
3.2	Certificate of Designations, Preferences, and Rights of Series A 6.50% Cumulative Perpetual Convertible Preferred Stock of Fluor Corporation.
4.1	Form of Certificate of Preferred Stock.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLUOR CORPORATION

	By:	/s/ Joseph L. Brennan
Name: Joseph L. Brennan
Title: Executive Vice President and Chief Financial Officer

May 18, 2021